                                                                     EXHIBIT 4.5

                                 LIMITED WAIVER
                     REGARDING DISPOSITION OF CERTAIN ASSETS
                                       AND
                           CERTAIN FINANCIAL COVENANTS

         This LIMITED WAIVER REGARDING DISPOSITION OF CERTAIN ASSETS AND CERTAIN FINANCIAL COVENANTS is made and entered into as of September 30, 1999 (this "Waiver"), among (a) ITEQ, INC., a Delaware corporation (the "Borrower"), (b) THE GUARANTORS signatories hereto as guarantors, (c) BANKBOSTON, N.A., a national banking association having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110 (acting in its individual capacity, "BKB"), and the other lending institutions which become parties to the Credit Agreement defined below (together with BKB, the "Banks"), (d) DEUTSCHE BANK AG, as documentation agent (the "Documentation Agent"), and (e) BANKBOSTON, N.A., as agent for the Banks (acting in such capacity, the "Agent"). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement defined below.

         WHEREAS, the Borrower, the Guarantors, the Banks, the Documentation Agent and the Agent have entered into that certain Revolving Credit Agreement, dated as of October 28, 1997 (as amended and in effect from time to time, the "Credit Agreement"), pursuant to which the Banks have extended credit to the Borrower on the terms set forth therein;

         WHEREAS, the Borrower wishes to cause assets comprising the Clinton Plant, the Provo Plant and the Birmingham Plant (each as defined herein) to be sold and has requested certain limited waivers under the Credit Agreement to permit such sales and to release the Agent's and the Banks' security interests therein;

         WHEREAS, the Borrower has requested certain additional limited waivers under the Credit Agreement with respect to certain financial covenants contained in the Credit Agreement;

         WHEREAS, the Banks, the Documentation Agent and the Agent have agreed to make certain limited waivers under the Credit Agreement as hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         SECTION 1. DEFINITIONS. The following terms when used herein or in any other Loan Document shall have the meanings set forth below:

         Birmingham Plant. The premises described on Exhibit A attached hereto and all of the fixtures, equipment and other goods of the Borrower or any of its

Subsidiaries that used to comprise the tank manufacturing facility formerly operated at such premises and that are located at such premises and are to be sold pursuant to the Birmingham Sale Agreement, exclusive of equipment and other goods that have been, or, prior to the Birmingham Sale, will be, transferred to one or more other facilities of the Borrower or any of its Subsidiaries.

         Birmingham Sale. The sale by the Borrower or its Subsidiaries of the Birmingham Plant pursuant hereto and pursuant to the Birmingham Sale Agreement.

         Birmingham Sale Agreement. The Purchase and Sale Agreement in form and substance satisfactory to the Agent pursuant to which the Borrower or its Subsidiaries sell the Birmingham Plant.

         Clinton Plant. All of the equipment and other goods of the Borrower or any of its Subsidiaries comprising the tank manufacturing facility located at 2828 Clinton Drive, Houston, TX 77020 consisting of equipment and other goods located at such premises that are to be sold pursuant to the Clinton Sale Agreement and that have been used as part of such facility, provided, however, that the Clinton Plant shall not include those assets listed on Exhibit B hereto.

         Clinton Sale. The sale by the Borrower or its Subsidiaries of the Clinton Plant pursuant hereto and pursuant to the Clinton Sale Agreement.

         Clinton Sale Agreement. The sale agreement in form and substance satisfactory to the Agent pursuant to which the Borrower or its Subsidiaries sell the Clinton Plant.

         Provo Plant. The premises described on Exhibit C attached hereto and all of the fixtures, equipment and other goods of the Borrower or any of its Subsidiaries comprising the tank manufacturing facility located at such premises and any other assets of the Borrower or any of its Subsidiaries used exclusively to operate such tank manufacturing facility, in each case that are to be sold pursuant to the Provo Sale Agreement.

         Provo Sale. The sale by the Borrower or its Subsidiaries of the Provo Plant pursuant hereto and pursuant to the Provo Sale Agreement.

         Provo Sale Agreement. The sale agreement in form and substance satisfactory to the Agent pursuant to which the Borrower or its Subsidiaries sell the Provo Plant.

         Subject Plants. The Birmingham Plant, the Clinton Plant and the Provo Plant.

         Subject Sales. The Birmingham Sale, the Clinton Sale and the Provo
Sale.

         Subject Sale Agreements. The Birmingham Sale Agreement, the Clinton Sale Agreement and the Provo Sale Agreement.

         SECTION 2. LIMITED WAIVERS UNDER THE CREDIT AGREEMENT.

         SECTION 2.1. LIMITED WAIVER UNDER SECTION 7.4 OF THE CREDIT AGREEMENT.

         Under Section 7.4 of the Credit Agreement the Borrower may not and may not permit any of its Subsidiaries to dispose of assets other than such disposals which consist of the sale of equipment in the ordinary course of business. The Borrower has requested the Agent and the Banks to consent to the Subject Sales. The Banks and the Agent hereby consent to the Subject Sales and to the release by the Agent of all liens and security interests held by the Agent for the benefit of the Banks and the Agent on assets comprising the Subject Plants that are sold pursuant to the applicable Subject Sales, and the Banks and the Agent hereby waive Section 7.4 of the Credit Agreement to the extent that Section 7.4 prohibits the Subject Sales, provided, however, for each Subject Sale, each of the following conditions applicable to such Subject Sale are satisfied:

                  (a) the net cash proceeds received by the Borrower or any of its Subsidiaries in consideration (i) for the Birmingham Sale shall not be less than $1,100,000, (ii) for the Clinton Sale shall not be less than $2,160,000 and (iii) for the Provo Sale shall not be less than $1,500,000;

                  (b) any net cash proceeds of any Subject Sale received by the Borrower or any of its Subsidiaries shall, concurrently with the completion of such Subject Sale, be paid to the Agent for application to repay the Revolving Credit Loans outstanding;

                  (c) (i) the Total Commitment shall be permanently and automatically reduced by an amount equal to the net cash proceeds of any Subject Sale simultaneously with such Subject Sale and the dollar figure set forth in the tenth line of Section 2.1 of the Credit Agreement shall be simultaneously and automatically reduced to reflect such reduction in the Total Commitment, (ii) the dollar figure immediately before the words "at any time on or subsequent to the effective date of the Sixth Amendment hereto" in Section 2.1 of the Credit Agreement (such dollar figure referred to herein as the "Loan Sublimit") shall be permanently and automatically reduced by an amount equal to the net cash proceeds of the Birmingham Sale simultaneously with the Birmingham Sale and (iii) the Loan Sublimit shall be permanently and automatically reduced by an amount equal to the net cash proceeds of the Provo Sale simultaneously with the Provo Sale;

                  (d) the Agent shall be satisfied that any noncash proceeds of such Subject Sale, including, without limitation, deferred purchase price promissory notes, shall at all times be subject to a first priority perfected security interest, free of encumbrances other than Permitted Liens, in favor of the Banks and the Agent, with arrangements being in place, satisfactory to the Agent, for the Agent to have possession or control, at the time of completion of any Subject Sale, of any noncash proceeds for which perfection of the Agent's security interest therein must be by possession or control;

                  (e) prior to any Subject Sale other than the Birmingham Sale, the Banks shall have received and shall be satisfied with the results of appraisals and valuations by professional appraisers and valuation experts, engaged by the Borrower or any of its Subsidiaries and satisfactory to the Banks, to support the sales price reflected in the applicable Subject Sale Agreement;

                  (f) prior to any Subject Sale, the Agent shall have received and be satisfied with any agreements or other documentation related to such Subject Sale, including, without limitation, the applicable Subject Sale Agreement;

                  (g) the Subject Sale (i) for the Birmingham Sale shall occur on or prior to December 31, 1999, (ii) for the Clinton Sale shall occur on or prior to October 15, 1999 and (iii) for the Provo Sale shall occur on or prior to December 31, 1999; and

                  (h) after otherwise giving effect to this Waiver, no Default or Event of Default shall have occurred and shall be continuing at the time of such Subject Sale or would occur as a result thereof.

As used in this Section 2.1 of this Waiver, the term "net cash proceeds" of any Subject Sale means gross cash proceeds of such Subject Sale, net of reasonable direct transaction costs, such as broker's fees, transfer taxes and professional fees and expenses incurred on account of such Subject Sale.

         SECTION 2.2. LIMITED WAIVER UNDER SECTION 8.3 OF THE CREDIT AGREEMENT.

         The Banks and the Agent hereby waive Section 8.3 of the Credit Agreement as Section 8.3 applies as of the end of the fiscal quarter ended September 30, 1999 (but not as Section 8.3 applies for any other period), provided that each of the Monthly EBITDA Conditions (as defined herein) is satisfied.

         SECTION 2.3. LIMITED WAIVER UNDER SECTION 8.6 OF THE CREDIT AGREEMENT.

         The Banks and the Agent hereby waive Section 8.6 of the Credit Agreement as Section 8.6 applies to the fiscal quarter ending September 30, 1999 (but not as Section 8.6 applies for any other period); provided, however, that:

         (a) the sum of EBITDA plus noncash losses incurred in connection with the Clinton Sale is greater than or equal to (i) $0 for the month of September, 1999, (ii) $0 for the month of October, 1999, (iii) $100,000 for the month of November, 1999 and (iv) $100,000 for the month of December, 1999 (such requirements related to minimum EBITDA for the months of September, October, November and December collectively referred to herein as the "Monthly EBITDA Conditions"); and

         (b) (i) on or before October 25, 1999, the Borrower shall, in accordance with Section 6.4(c) of the Credit Agreement, deliver a Compliance Certificate demonstrating compliance with this Section 2.3 as it applies as of the end of September, 1999, (ii) on or before November 25, 1999, the Borrower shall, in accordance with Section 6.4(c) of the Credit Agreement, deliver a Compliance Certificate demonstrating compliance with this Section 2.3 as it applies as of the end of October, 1999, (iii) on or before December 25, 1999, the Borrower shall, in accordance with Section 6.4(c) of the Credit Agreement, deliver a Compliance Certificate demonstrating compliance with this Section 2.3 as it applies as of the end of November, 1999, (iv) on or before January 25, 1999, the Borrower shall, in accordance with Section 6.4(c) of the Credit Agreement, deliver a Compliance Certificate demonstrating compliance with this
Section 2.3 as it applies as of the end of December, 1999.

         SECTION 2.4. LIMITED WAIVER UNDER SECTION 8.7 OF THE CREDIT AGREEMENT.

         The Banks and the Agent hereby waive Section 8.7 of the Credit Agreement as Section 8.7 applies for the period from August 30, 1999 through October 30, 1999 (but not for any other period, including any period commencing on or after October 31, 1999); provided that on or before November 25, 1999, the Borrower shall, in accordance with Section 6.4(c) of the Credit Agreement, deliver a Compliance Certificate demonstrating compliance with the covenants contained in Sections 7 and 8 of the Credit Agreement, including, without limitation, Section 8.7 as it applies on October 31, 1999; provided further that each of the Monthly EBITDA Conditions is satisfied.

         SECTION 3. AGREEMENT WITH RESPECT TO SECTION 3.1(a) OF THE CREDIT AGREEMENT.

         Section 3.1(a) of the Credit Agreement is hereby amended by replacing the dollar figure in the eleventh line thereof with the dollar figure "$5,000,000".

         SECTION 4. WAIVER FEE. The Borrower hereby agrees to pay to the Agent, for the account of each Bank that executes this Waiver, a waiver fee of $150,000 (such amount referred to herein as the "Waiver Fee"), such Waiver Fee to be shared pro rata by the Banks that execute this Waiver in accordance with their Commitments. The Waiver Fee shall be nonrefundable and fully earned as of the date hereof, and half of such fee (being equal to the amount of $75,000 and referred to herein as the "Upfront Portion of the Waiver Fee") shall be payable to the Agent, for the respective accounts of such Banks, on the date hereof and the remaining half of such fee (being equal to the amount of $75,000) shall be payable to the Agent, for the respective accounts of such Banks, on November 1, 1999.

         SECTION 5. CONDITIONS TO EFFECTIVENESS. This Waiver shall become effective as of the date hereof, provided that the following conditions shall have been satisfied on or prior to October 1, 1999:

                  SECTION 5.1. LOAN DOCUMENTS. Each of this Waiver and all related documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance reasonably satisfactory to the Agent.

                  SECTION 5.2. CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by the Borrower and each Guarantor of this Waiver, and each of the related documents to which it is or is to become a party, shall have been duly and effectively taken, and evidence thereof reasonably satisfactory to the Agent shall have been provided to the Agent.

                  SECTION 5.3. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Waiver and all other documents incident hereto shall be reasonably satisfactory in substance and in form to the Banks and to the Agent.

                  SECTION 5.4. COSTS AND EXPENSES. The Borrower shall have reimbursed the Agent for the amount of the fees and expenses of Bingham Dana LLP ("BDLLP"), special counsel to the Agent, for services rendered to the Agent in connection with the Credit Agreement, to the extent that copies of invoices therefor have been presented to the Borrower. The Borrower shall have deposited the sum of $50,000 with PricewaterhouseCoopers LLC ("PWC) in payment of BDLLP's obligation to provide a retainer to PWC in such amount in connection with BDLLP's engagement of PWC as financial advisor to BDLLP.

                  SECTION 5.5. WAIVER FEE. The Borrower shall have paid the Upfront Portion of the Waiver Fee to the Agent for the account of the Banks that execute this Waiver.

         SECTION 6. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Banks and the Agent as follows:

                  (a) REPRESENTATIONS AND WARRANTIES IN CREDIT AGREEMENT. Each of the representations and warranties of the Borrower contained in the Credit Agreement as modified hereby or in any document or instrument delivered pursuant to or in connection with the Credit Agreement as modified hereby are true as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, or to the extent that such representations and warranties relate solely and expressly to an earlier date) and, taking into account this Waiver, no Default or Event of Default has occurred and is continuing.

                  (b) AUTHORITY, NO CONFLICTS, ETC. The execution, delivery and performance of this Waiver and the transactions contemplated hereby (i) are within the corporate authority of the Borrower and the Guarantors,
         (ii) have been duly authorized by all necessary corporate proceedings,
         (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or Guarantors so as to materially adversely affect the assets, business or any activity of the Borrower or Guarantors, and (iv) do not conflict with any provision of the corporate charter or bylaws of the Borrower or Guarantors or any agreement or other instrument binding upon them. The execution, delivery and performance of this Waiver will result in valid and legally binding obligations of the Borrower and Guarantors enforceable against each in accordance with the respective terms and provisions hereof.

         SECTION 7. BANK GROUP FINANCIAL CONSULTANT. The Borrower and the Guarantors agree that, in connection with BDLLP's representation of the Agent on matters relating to the Credit Agreement and the other Loan Documents, BDLLP may retain and continue to retain PWC as financial consultant to, among other things, make visits to, and discuss financial and operational matters with, the Borrower and its Subsidiaries and to advise the Agent and the Banks as to the Borrower's and its Subsidiaries' business, operations and financial condition insofar as such matters relate to the Borrower's and its Subsidiaries' performance and future ability to perform under the Loan Documents. PWC shall not be limited in the frequency of visits to the facilities of the Borrower and its Subsidiaries. The Borrower shall, and shall cause each of its Subsidiaries to, cooperate with PWC and provide PWC with all information reasonably requested by PWC in connection with its engagement by BDLLP. The Borrower and the Guarantors acknowledge that, pursuant to Section 15 of the Credit Agreement, the fees and expenses of PWC are for the account of the Borrower.

         SECTION 8. BANK GROUP AGREEMENT. Each of the Banks (a) authorizes BDLLP to engage PWC as special financial advisor to BDLLP in connection with BDLLP's representation of the Agent on matters relating to the Credit Agreement and the other Loan Documents and (b) agree to indemnify each of BDLLP and PWC and their respective personnel from, and to hold each of BDLLP and PWC and their respective personnel harmless against any and all claims, liabilities, costs and expenses relating to the services that PWC renders in connection with such engagement, except to the extent finally determined to have resulted from the willful misconduct or fraudulent behavior of BDLLP or (as the case may be) PWC relating to such services. Each of BDLLP and PWC may rely upon the provisions contained in this Section 8 although not a party to this Waiver.

         SECTION 9. RATIFICATION, ETC. Except as expressly modified hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Waiver and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as in effect after the effectiveness of this Waiver. This Waiver is a Loan Document.

         SECTION 10. RELEASE. In order to induce the Agent and the Banks to enter into this Waiver, each of the Borrower and the Guarantors acknowledges and agrees that: (i) neither the Borrower nor any Guarantor has any claim or cause of action against the Agent or any Bank (or any of its respective directors, officers, employees or agents); (ii) neither the Borrower nor any Guarantor has any offset right, counterclaim or defense of any kind against any of their respective obligations, indebtedness or liabilities to the Agent or any Bank; and (iii) each of the Agent and the Banks has heretofore properly performed and satisfied in a timely manner all of its obligations to the Borrower and each Guarantor. The Borrower and the Guarantors wish to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the Agent's and the Banks' rights, interests, contracts, collateral security or remedies. Therefore, each of the Borrower and the Guarantors unconditionally releases, waives and forever discharges (A) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Agent or any Bank to either the Borrower and any Guarantor, except the obligations to be performed by the Agent or any Bank on or after the date hereof as expressly stated in this Waiver, the Credit Agreement and the other Loan Documents, and (B) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which the Borrower or any

Guarantor might otherwise have against the Agent, any Bank or any of its directors, officers, employees or agents, in either case (A) or (B), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.

         SECTION 11. INDEMNIFICATION. The Borrower hereby agrees to indemnify the Banks and their affiliates and to hold the Agent, the Banks and their respective affiliates harmless from and against any loss, cost or expense incurred or sustained by the Agent, the Banks or their respective affiliates in providing payroll, collection, disbursement and other cash management services to the Borrower, the Guarantors and their respective Subsidiaries. The parties hereto further hereby agree that such indemnification obligations shall be Obligations.

         SECTION 12. COUNTERPARTS. This Waiver may be executed in any number of counterparts, which together shall constitute one instrument.

         SECTION 13. GOVERNING LAW. THIS WAIVER SHALL BE A CONTRACT UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF SAID JURISDICTION, WITHOUT REFERENCE TO CONFLICTS OF LAW, AND IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT.

         IN WITNESS WHEREOF, the parties hereto have executed this Waiver as an instrument under seal to be effective as of the date first above written.

THE BORROWER:
-------------

ITEQ, INC.


By: /s/ Mark E. Johnson
    -----------------------------------
    Name: Mark E. Johnson
    Title: Chairman

THE GUARANTORS:
---------------

ITEQ MANAGEMENT COMPANY
EXELL, INC. (a Delaware corporation which is successor by merger to EXELL. INC., a Texas corporation)
ITEQ TANK SERVICES, INC. (successor by
   merger to HMT TANK SERVICE, INC.)
RELIABLE STEEL, INC.
AIR-CURE DYNAMICS, INC.
AMEREX INDUSTRIES, INC.
OHMSTEDE, INC.
INTEREL ENVIRONMENTAL
   TECHNOLOGIES, INC.
ALLIED INDUSTRIES, INC.
ITEQ CONSTRUCTION SERVICES, INC.
   (f/k/a HMT CONSTRUCTION SERVICES,
   INC.)
ITEQ INTELLECTUAL PROPERTIES, INC.
   (f/x/a AIX INTELLECTUAL PROPERTIES,
   INC.)
ITEQ INVESTMENTS, INC. (f/k/a
   ASTROTECH INVESTMENTS, INC.)
TEXOMA TANK COMPANY, INC.
ITEQ STORAGE SYSTEMS, INC. (f/k/a
   BROWN-MINNEAPOLIS TANK &
   FABRICATING CO., successor by merger to
   HMT, INC., HMT SENTRY SYSTEMS, INC.
   and TRUSCO TANK, INC.)
GRAVER MANUFACTURING CO., INC.
   (f/k/a GRAVER HOLDING COMPANY,
   successor by merger to GRAVER TANK &
   MFG. CO., INC., GRAVER TANK
   INTERNATIONAL, INC., GRAVER POWER,
   INC., and GRAVER TANK & VESSEL, INC.)



By: /s/ Mark E. Johnson
    -----------------------------------
    Name: Mark E. Johnson
    Title: Chairman

THE LENDERS:
------------

BANKBOSTON, N.A.,
   individually and as Agent


By: /s/ Virginia Dennett
    -----------------------------------
    Name: Virginia Dennett
    Title:  Director



DEUTSCHE BANK AG,
   individually and as Documentation Agent


By: /s/ Paul L. Harinstein
    -----------------------------------
    Name: Paul L. Harinstein
    Title: Managing Director


By: /s/ Margaret S. Cheever
    -----------------------------------
    Name: Margaret S. Cheever
    Title: Managing Director



BANK OF SCOTLAND


By: /s/ Annie Glynn
    -----------------------------------
    Name: Annie Glynn
    Title: Senior Vice President



BANK ONE, TEXAS, N.A.


By: /s/ Bradley C. Peters
    -----------------------------------
    Name: Bradley C. Peters
    Title: Vice President

PARIBAS (f/k/a Banque Paribas)

By: /s/ Scott Clingan
    -----------------------------------
    Name: Scott Clingan
    Title: Director

By: /s/ Larry Robinson
    -----------------------------------
    Name: Larry Robinson
    Title: Vice President


COMERICA BANK

By: /s/ Charles E. Pohl
    -----------------------------------
    Name: Charles E. Pohl
    Title: First Vice President


THE FUJI BANK, LIMITED

By: /s/ Raymond Ventura
    -----------------------------------
    Name: Raymond Ventura
    Title: Vice President and Manager


HIBERNIA NATIONAL BANK

By: /s/ Christopher Pitre
    -----------------------------------
    Name: Christopher Pitre
    Title: Vice President


BANK OF AMERICA, N.A., (f/k/a NationsBank, N.A.)

By: /s/ William E. Livingstone, III
    -----------------------------------
    Name: William E. Livingstone, III
    Title: Managing Director


UNION BANK OF CALIFORNIA, N.A.

By: /s/ Emily Denny McKnight
    -----------------------------------
    Name: Emily Denny McKnight
    Title: Vice President

CHASE BANK TEXAS, NATIONAL ASSOCIATION
   (f/k/a Texas Commerce Bank, N.A.)


By: /s/ Bruce A. Shilcutt
    -----------------------------------
    Name: Bruce A. Shilcutt
    Title: Vice President

                                    Exhibit A
                                    ---------


All that real estate in Jefferson County, Alabama, described as follows:

Lot 2, according to the General American Transportation Subdivision, as recorded in Map Book 99, Page 16, in the Probate Office of Jefferson County, Alabama.

                                    Exhibit B
                                    ---------

         1.  Office furniture on the second floor of the office building
         2.  Leased copiers and computers
         3.  In-process material in and around the shop
         4.  Crane rails
         5.  Water fountains in the shop
         6.  Infrared heaters in the shop
         7.  Electric forklift
         8.  Mack truck tractor
         9.  Scale
        10.  Lot of shelves
        11.  Ohmstead field service equipment
        12.  Field Erect Equipment

                                    Exhibit C
                                    ---------

     All that real estate in Utah County, Utah, described as follows:

Commencing at a point in the Southerly right of way line of a road, which point of beginning is West along the section line (record bearing and basis of bearings being North 89 deg. 33' 59" West) 1055.2 feet and South (measured bearing being South 0 deg. 26' 01" West) 21.8 feet from the North quarter corner of Section 34, Township 6 South, Range 2 East, Salt Lake Base and Meridian; thence with said road line South 86 deg. 52' East (measured bearing being South 86 deg. 25' 59" East) 182 feet to a point in the Westerly right of way line of Denver and Rio Grande Western Railroad; thence South 37 deg. 33' East (measured bearing being South 37 deg. 06' 59") along said right of way line 2038 feet to the North line of a road; thence with said road line South 71 deg. 19' West (measured bearing being South 71 deg. 45' 01" West) 150.4 feet (measured distance being 145.2 feet); thence continuing on said road line North 87 deg. 48' West (measured bearing being North 87 deg. 21' 59" West) 259.7 feet (measured distance being 265.57 feet) to the Easterly right of way line of the Union Pacific Railroad; thence with said right of way line North 38 deg. 36' West (measured bearing being North 38 deg. 09' 59" West) 1608 feet to the East line of a road; thence with said road line North 2 deg. 09' 59" West) 1608 feet to the East line of a road; thence with said road line North 2 deg. 28" West (measured bearing being North 2 deg. 01' 59" West) 405.8 feet to the place of beginning.